SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GREENHILL & CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	51-0500737
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
300 Park Avenue, 23rd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-113526 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

None

Item 1:    Description of Registrant's Securities to be Registered

The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $0.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-113526) filed with the Securities and Exchange Commission on March 11, 2004, as amended, is hereby incorporated herein by reference.

Item 2:    Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREENHILL & CO., INC.

By:    /s/ Scott L. Bok

Name:    Scott L. Bok

Title:        Co-President

Date: April 20, 2004